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 EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

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
NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
------------------                                      ----------------------
InSight Health Corp.                                    Delaware
  Mississippi Mobile Technology, Inc.                   Mississippi
  Radiosurgery Centers, Inc.                            Delaware
Maxum Health Corp.                                      Delaware
  Quest Financial Services, Inc.                        Delaware
  Maxum Health Services Corp.                           Delaware
     DiagnosTemps, Inc.                                 Delaware
     Diagnostic Solutions Corp.                         Delaware
     Maxum Health Services of North Texas, Inc.         Texas
     Maxum Health Services of Arlington, Inc.           Texas
     Maxum Health Services of Dallas, Inc.              Texas
     MTS Enterprises, Inc.                              Texas
     NDDC, Inc.                                         Texas
Open MRI, Inc.                                          Delaware
Radiology Services Corp.                                Delaware
Signal Medical Services, Inc.                           Delaware

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